POST EFFECTIVE AMENDMENT NO. 6 TO

     FORM S-2



     EXHIBIT













Exhibit 23.2

Consent of Independent Accountants



March 22, 1999



We consent to the inclusion in this registration statement on Form S-2 (File No. 33-60566) of our report dated February 11, 1999, on our audits of the Financial statements and financial statement schedules of Northern Empire Bancshares and Subsidiary. We also consent to the reference to our firm under the captions "Experts" and Selected
Financial Data".

/s/    PricewaterhouseCoopers L.L.P.